EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311

UBIQUITEL ACHIEVES POSITIVE EBITDA IN 1ST QUARTER 2003

UbiquiTel added approximately 17,200 subscribers, and significantly improved churn and bad debt.

CONSHOHOCKEN, Pa. – April 30, 2003  – UbiquiTel Inc. (Nasdaq-SCM: UPCS), a PCS Affiliate of Sprint, today reported another solid quarter of improved financial and operating results.

Highlights for the 1st Quarter 2003:

•             UbiquiTel achieved positive earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $0.1 million, a key milestone in the company’s progression towards free cash flow break-even. EBITDA improved by approximately $4.0 million from the fourth quarter 2002 loss of approximately $(3.9) million and by $11.9 million from the first quarter 2002 loss of $(11.8) million.

•             Net adds for the quarter were approximately 17,200, bringing total subscribers to approximately 274,200. Seventy-nine percent of the net adds were in prime credit classes, and 72% of subscribers were in prime credit classes as of quarter-end.

•             Churn was 3.4% in the first quarter of 2003, a 50 basis point improvement from the fourth quarter 2002 level of 3.9% and 90 basis point improvement from the first quarter 2002 churn of 4.3%. Bad debt expense dropped 40% from the fourth quarter 2002 level to $1.1 million, representing less than 3% of subscriber revenues.

•             Cash, cash equivalents and restricted cash totaled approximately $56.7 million, and the unused bank revolving line of credit was approximately $50.0 million as of March 31, 2003. Excluding approximately $18.5 million of cash used in the recently completed bond exchange and senior bank facility term loan prepayment transactions, the company spent less than $1.0 million for operating and cash interest purposes during the first quarter.

“Our operating and financial metrics showed sequential improvement with bad debt expense returning to normal industry levels,” said Donald A. Harris, chairman and CEO of UbiquiTel Inc.  “We continue to balance profitable growth with prudent cash management, and that has resulted in our strong performance this quarter.”

Total revenues were $58.5 million in the first quarter 2003, a sequential decrease of 3% from the fourth quarter 2002 level, and a 27% increase over the first quarter 2002.  Revenues were comprised of $43.1 million of subscriber revenues, $13.2 million of roaming revenues and $2.2 million of equipment revenues. Subscriber revenues increased 3% sequentially from the fourth quarter 2002 level, and 29% from the first quarter 2002. ARPU was $54, a $3 decrease from the fourth quarter 2002 and $4 decrease from the first quarter 2002.  Roaming revenues dropped 20% from the fourth quarter 2002 but increased 31% over the same period a year ago. The decline from the fourth quarter level resulted from the 42% decrease in roaming rates with Sprint from $0.10 to $0.058 per minute starting in the first quarter 2003.

“We are very pleased that our operations have reached a critical operating milestone of positive EBITDA in the first quarter 2003 and we remain focused on our ultimate goal of generating positive free cash flow,” Harris added.  “This milestone is especially rewarding given we adapted our operating plan over a year ago to reflect the slower industry growth and reduced roaming income realized from Sprint.”

Cost per gross add (CPGA) was $432 which was relatively flat with fourth quarter 2002 CPGA of $435 and $19 higher than the first quarter 2002.  Cash cost per user (CCPU) of $46 improved 15% from the fourth quarter 2002 and 26% from the first quarter 2002.

UbiquiTel reported net income of $16.2 million, or $0.20 per share, for the quarter ended March 31, 2003, after giving effect to a gain of approximately $39.0 million, or $0.48 per share, resulting from the recently concluded debt exchange transaction. The net loss for the fourth quarter 2002 was $(26.1) million, or $(0.32) per share, and $(29.7) million, or $(0.37) per share, for the first quarter 2002.

Capital expenditures during the first quarter 2003 were $4.6 million.

Conference Call to be held May 1st at 8:30 a.m. ET

UbiquiTel’s management will conduct a conference call tomorrow, May 1st, at 8:30 a.m., Eastern Time, to discuss its results for the three months ended March 31, 2003 and provide guidance for the second quarter and full year 2003.  Investors and interested parties may listen to the call via a live webcast accessible through the company’s website, www.ubiquitelpcs.com.  To listen, please register and download audio software at the site at least 15 minutes prior to the start of the call.  The webcast will be archived on the site, while a telephone replay of the call will be available for 7 days beginning at 11:30 a.m., Eastern Time, May 1st, at 888-286-8010 or 617-801-6888, passcode: 510694

Financial Measures and Definitions of Terms Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance.  In addition, the company uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-GAAP financial measures reflect standard measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes.  The non-GAAP financial measures used in this release are reconciled in an attachment to this release.  The non-financial terms and metrics used in this release include the following:

ARPU – Average Revenue Per User: Summarizes the average monthly service revenue per customer, excluding roaming revenue. ARPU is computed by dividing subscriber revenue by the average subscribers for the period.

CCPU – Cash Cost Per User:  Summarizes the average monthly cash costs to provide digital wireless mobility communications services per customer.  CCPU is computed by dividing the sum of cost of service and operations and general and administrative expenses by the average subscribers for the period.

Churn – Rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period.  Churn is computed by dividing the number of customers that discontinued service during the period, net of 30 day returns, by the beginning customer base for the period.

CPGA – Cost Per Gross Add: Summarizes the initial cost per customer gross addition.  CPGA is computed by dividing the sum of sales and marketing expenses plus cost of goods sold less equipment revenue, by the number of customer gross additions acquired during the period.

Free Cash Flow – Summarizes the cash flow from operating activities and capital expenditures.  Free cash flow is computed by adding net cash provided by or used in operating activities and capital expenditures.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 11.1 million residents and cover portions of California, Nevada, Washington, Idaho, Montana, Wyoming, Utah, Indiana and Kentucky.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: the marketability, liquidity and price volatility of UbiquiTel’s common stock; UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless industry; the potential to experience a high rate of customer turnover; Sprint’s  credit policies; customer quality; changes in Sprint’s fee structure with UbiquiTel; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; anticipated future losses; UbiquiTel’s debt level; UbiquiTel’s ability to satisfy the conditions under the recent amendment to its senior secured credit facility; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; and general market and economic conditions.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	March 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$54,242	$73,481
Restricted cash	2,414	2,408
Accounts receivable, net of allowance for doubtful accounts of $3,113 at March 31, 2003 and $4,343 at December 31, 2002	15,878	21,762
Inventory	2,632	2,751
Prepaid expenses and other assets	23,857	24,164
Total current assets	99,023	124,566
PROPERTY AND EQUIPMENT, NET	273,161	275,588
CONSTRUCTION IN PROGRESS	5,971	8,117
DEFERRED FINANCING COSTS, NET	10,293	12,717
INTANGIBLE ASSETS, NET	110,235	114,065
OTHER LONG-TERM ASSETS	3,766	3,774
Total assets	$502,449	$538,827
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$56,094	$54,068
Accrued interest	1,785	1,923
Current installments of capital lease obligations	594	683
Total current liabilities	58,473	56,674
LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	398,689	457,038
Other long-term liabilities	3,518	3,506
Total long-term liabilities	402,207	460,544
Total liabilities	460,680	517,218
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2003 and December 31, 2002	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 81,591 and 81,432 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively	41	41
Additional paid-in-capital	299,195	295,236
Accumulated deficit	(257,467)	(273,668)
Total stockholders’ equity	41,769	21,609
Total liabilities and stockholders’ equity	$502,449	$538,827

UbiquiTel Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
REVENUES:
Service revenues	$56,244	$43,550
Equipment revenues	2,239	2,535
Total revenues	58,483	46,085
COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	29,401	29,637
Cost of products sold	9,301	9,619
Selling and marketing	12,081	12,446
General and administrative expenses excluding non-cash compensation charges	7,474	6,068
Non-cash compensation expense	94	94
Depreciation and amortization	13,048	10,356
Total costs and expenses	71,399	68,220
OPERATING LOSS	(12,916)	(22,135)
INTEREST INCOME	193	471
INTEREST EXPENSE	(10,127)	(10,911)
GAIN ON TROUBLED DEBT RESTRUCTURING	39,018	—
INCOME (LOSS) BEFORE INCOME TAXES	16,168	(32,575)
INCOME TAX BENEFIT	33	2,830
NET INCOME (LOSS)	$16,201	$(29,745)

BASIC AND FULLY DILUTED NET INCOME (LOSS) PER SHARE OF COMMON STOCK	$0.20	$(0.37)

BASIC AND FULLY DILUTED WEIGHTED-AVERAGE OUTSTANDING COMMON SHARES	81,541	81,116

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2003	2002
OPERATING ACTIVITIES:
Net income (loss)	$16,201	$(29,745)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	854	863
Amortization of intangible assets	3,830	2,495
Depreciation	9,218	7,861
Interest accrued on discount notes	5,885	6,452
Non-cash compensation from stock options granted to employees	94	94
Deferred income taxes	—	(768)
Gain on troubled debt restructuring	(39,018)	—
Change in assets and liabilities, net	7,014	9,900
Net cash provided by (used in) operating activities	4,078	(2,848)

INVESTING ACTIVITIES:
Capital expenditures	(4,645)	(21,104)
Change in restricted cash	(6)	(22)
Net cash used in investing activities	(4,651)	(21,126)

FINANCING ACTIVITIES:
Repayments under senior secured credit facility	(15,000)	—
Proceeds from issuance of senior unsecured Series B discount notes	9,636	—
Cash payments for amount of senior subordinated discount notes exchanged	(9,636)	—
Financing costs	(3,500)	—
Proceeds from issuance of common stock	32	—
Repayment of capital lease obligations and other long-term liabilities	(198)	(203)
Net cash used in financing activities	(18,666)	(203)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(19,239)	(24,177)
CASH AND CASH EQUIVALENTS, beginning of period	73,481	124,744
CASH AND CASH EQUIVALENTS, end of period	$54,242	$100,567

UbiquiTel Inc. and Subsidiaries

Reconciliation of EBITDA and Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,
	2003	2002
EBITDA
Operating loss	$(12,916,000)	$(22,135,000)
Depreciation and amortization	13,048,000	10,356,000
EBITDA income (loss)	$132,000	$(11,779,000)

Average Revenue per User (ARPU)
Service revenue	$56,244,000	$43,550,000
Less: Travel revenue	(10,299,000)	(9,505,000)
Less: Roaming revenue	(2,874,000)	(550,000)
Subscriber revenue	$43,071,000	$33,495,000

Average subscribers	264,927	192,264

ARPU	$54	$58

Cash Cost per User (CCPU)
Cost of service and operations	$29,401,000	$29,637,000
Add: General and administrative expenses	7,474,000	6,068,000
Total cash costs	$36,875,000	$35,705,000

Average subscribers	264,927	192,264

CCPU	$46	$62

Cost per Gross Add (CPGA)
Selling and marketing	$12,081,000	$12,446,000
Add: Cost of products sold	9,301,000	9,619,000
Less: Equipment revenue	(2,239,000)	(2,535,000)
Total cost of gross additions	$19,143,000	$19,530,000

Gross Additions	44,300	47,300

CPGA	$432	$413

Free Cash Flow
Net cash provided by (used in) operating activities	$4,078,000	$(2,848,000)
Capital expenditures	(4,645,000)	(21,104,000)
Free cash flow	$(567,000)	$(23,952,000)